RF INDUSTRIES, LTD                                        For Immediate Release

RF Connectors/Neulink
---------------------



Investor Contact:                                              Company Contact:
 Neil Berkman Associates                                       Howard F. Hill
 (310) 277 - 5162                                              President/CEO
 info@berkmanassociates.com                                   (858) 549-6340

                  RF Industries Reports Second Quarter Results


          SAN DIEGO, CA., -- June 10, 2003 -- RF INDUSTRIES, LTD., (NASDAQ:RFIL) announced today that net income for the three months ended April 30, 2003 was $79,000, or $0.02 per diluted share, compared to $161,000, or $0.04 per diluted share, in the same quarter last year. Net sales were $2,166,000 compared to $2,091,000 last year.

          For the first half ended April 30, 2003, net income was $214,000, or $.06 per diluted share, compared to $244,000, or $.06 per diluted share, in the first half last year. Net sales were $4,493,000, compared to $4,276,000 last year.

          "Second quarter results were affected by continuing weakness in the telecom industry. RFI is responding by introducing new products engineered for the rapidly growing Wi-Fi marketplace and by designing connectors and cable assemblies targeted at military and defense industry applications.

          "The operations of the Bioconnect Division have been consolidated into RF Connector and we have reduced Bioconnect's operating losses. RF Connectors' sales team has commenced a new medical products marketing program and is currently redesigning these specialized cabling and lead products to address a larger segment of the medical electronic equipment market. We anticipate this product line's profitability will improve as the year progresses," said Howard Hill, president of RF Industries.

          Hill noted that Neulink's first half sales were up 28% to $706,000, marking the division's best six month start in years. "Neulink is nearing the successful completion of its next generation wireless transceiver product line. This exciting product design can potentially address a broad range of wireless applications and could position Neulink for years of strong growth," said Hill.

          At April 30, 2003, RFI reported cash and short term investments of $4,402,000, working capital of $9,361,000, a 21 to 1 current ratio, no long-term debt and stockholders' equity of $9,779,000, or $2.88 per share. On May 22, 2003, the Company announced the acquisition and retirement of 752,167 shares of common stock purchased in a private transaction for $3.00 per share. Consequently, at the time of this release, the Company currently has approximately 2,700,000 common shares issued and outstanding.

          RF Industries' (www.RFIndustries.com) makes products to connect wireless and wired systems. Coaxial connectors, cables and wireless modems are integral components enabling the receipt and transmission of high-speed wireless voice and data. RF Connectors designs and distributes radio frequency (RF) coaxial connectors and cable assemblies for PCS, radio, test instruments, computer networks and antenna devices. Neulink markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems. BioConnect designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market.

     The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, uncertainties detailed in the Company's Securities and Exchange Commission filings.


                                    * * * * *

                                                                          #3328

                                                              RF INDUSTRIES, LTD.
                                                   Condensed Consolidated Statements of Income
                                          (in thousands except share and per share amounts)(unaudited)

                                                    Three Months Ended          Six Months Ended
                                                         April  30,                 April  30,
                                                    -------------------       -------------------
                                                     2003         2002         2003         2002
                                                    ------       ------       ------       ------
Net sales ..................................       $ 2,166      $ 2,091      $ 4,493      $ 4,276
 Cost of sales .............................         1,072          967        2,264        2,107
                                                  --------     --------     --------     --------
     Gross profit ..........................         1,094        1,134        2,229        2,169
                                                  --------     --------     --------     --------

Operating expenses:
    Engineering ............................           188          142          386          306
    Selling and general ....................           772          736        1,496        1,505
                                                   --------    --------     ---------    --------
     Total expenses ........................           960          878        1,882        1,811
                                                   --------    --------     ---------    --------
Operating income ...........................           134          256          347          358

Other income:
  Commissions ..............................            --           --           --            8
  Interest income ..........................             5           16           16           40
                                                   --------    --------     ---------    --------
Total other income .........................             5           16           16           48

Income before provision for income tax .....           139          272          363          406
 Provision for state & federal income tax ..            60          111          149          162
                                                   --------    --------     ---------    --------
       Net income ..........................        $   79       $  161       $  214       $  244
                                                   ========    ========     ========     ========
  Earnings per share - Basic ...............        $ 0.02       $ 0.05       $ 0.06       $ 0.07
                                                   ========    ========     ========     ========
  Earnings per share - Diluted .............        $ 0.02       $ 0.04       $ 0.06       $ 0.06
                                                   ========    ========     ========     ========

Weighted average shares outstanding  - Basic     3,398,014    3,409,354    3,399,146    3,409,354
Weighted average shares outstanding - Diluted    3,709,455    3,851,303    3,680,993    3,848,809
                                                                                                                   -------------

                                            Summary Balance Sheets


                                                         April 30,   October 31,
                                                           2003         2002
                                                        ----------   -----------
                                                        (Unaudited)   (Audited)

Cash and Cash Equivalents .............................   $ 4,402       $ 3,939
Trade Accounts Receivable, Net ........................     1,030         1,147
Inventories, net ......................................     3,924         4,144
Other Current Assets ..................................       465           343
                                                           -------       -------
          Total Current Assets ........................     9,821         9,573
                                                           -------       -------

Property, Plant & Equipment, Net ......................       391           435
Other Assets ..........................................       135           138
                                                           -------       -------
          Total Assets ................................   $10,347       $10,146
                                                          ========      ========

Total Current Liabilities .............................   $   460       $   442
Other Liabilities .....................................       108           108
                                                           -------       -------
          Total Liabilities ...........................       578           550

Total Stockholders' Equity ............................     9,779         9,596
                                                           -------       -------

          Total Liabilities & Stockholders' Equity .....  $10,347       $10,146
                                                          ========      ========